SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
                          FORM 8-K

                    Current Report Pursuant
                 to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): January 31, 1999

                     American Rice, Inc.
    (Exact name of registrant as specified in its charter)

                            Texas
        (State or other jurisdiction of incorporation)

        0-17039                                76-0231626
(Commission File Number)                    (I.R.S. Employer
                                           Identification No.)
411 N. Sam Houston Parkway E.
      Houston, Texas                                 77060
   (Address of Principal                           (Zip Code)
     Executive Offices)

                          (281) 272-8800
       (Registrant's telephone number, including area code)

                          Not Applicable
   (Former name or former address, if changed since last report

Former Officers, Directors, and Auditor of Erly Industries Inc.,
Parent Company of American Rice, Inc., Named in Class Action.
-------------------------------------------------------------

A class action complaint (the "Complaint") was commenced on February 18, 1999 in the United States District Court of the Southern District of
Texas, Civil Action No. H-99-0535, on behalf of all purchasers of Erly Industries Inc. ("ERLY") common stock from November 14, 1996 to September 28, 1998, inclusive (the "Class Period"). The complaint alleges that, during the Class Period, certain of Erly's former officers and directors (collectively, the "Defendants") violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 by, among other things, intentionally and/or recklessly issuing material misrepresentations concerning (1) the financial condition of Erly, (2) the nature and extent of litigation against Erly, (3) the effect on Erly and its business of the termination of an agreement with a rice processor in Saudi Arabia and
(4) related party transactions. Some of these claims are also asserted against Deloitte & Touche LLP, Erly's outside auditor. The Complaint further alleges that the price of Erly common stock was artificially inflated throughout the Class Period as a result of these misrepresentations, and that the individual Defendants used inside information to sell significant amounts of their own personal Erly holdings for significant proceeds. Plaintiffs seek to recover damages on behalf of all class members. Certain of the Defendants, listed as follows, are also directors, officers, and former officers of American Rice, Inc. ("ARI"). Douglas A. Murphy is a director and is chief executive officer of ARI. William H. Burgess is a director of ARI. William J. McFarland is a former senior vice-president of ARI. Deloitte & Touche LLP, Erly's outside auditor, is also ARI's outside auditor.

Monthly Operating Reports filed with United States Trustee
----------------------------------------------------------

As previously reported on Form 8-K, on August 11, 1998 American Rice, Inc. (the "Company") filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of Texas, Corpus Christi Division. Pursuant to Federal Rule of Bankruptcy Procedure 2015 and the United States Trustee's Operating Guidelines and Reporting Requirements for Chapter 11 cases, the Company must file a Monthly Operating Report ("MOR") with the Office of the United States Trustee. The MOR covering the period from inception of the bankruptcy through February 28, 1999 was filed with the Office of the United States Trustee on March 22, 1999. A copy of this MOR is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.  Financial Statement and Exhibits

(c) Exhibits

Exhibit 99 - Monthly Operating Report


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22 , 1999                        American Rice, Inc.
                                             --------------------
                                                 (Registrant)

                                      By:  /s/ Joseph E. Westover
                                           ----------------------
                                               Joseph E. Westover
                                               Vice President and
                                                  Controller